Exhibit 99.1

UNITY Biotechnology, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results

and Business Updates

SOUTH SAN FRANCISCO, Calif., March 15, 2022 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the fourth quarter and full year ended December 31, 2021.

"In 2021, we sharpened the focus of our pipeline strategy and further underscored the therapeutic value of our lead candidate, UBX1325, a novel senolytic small molecule with disease-modifying potential, for the treatment of diabetic macular edema (DME) and age-related macular degeneration (AMD),” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “Supported by strong underlying biology as evidenced by preclinical data, and impressive results from our Phase 1 study in patients with DME or AMD, we believe UBX1325 has the potential to provide a meaningful therapeutic alternative to key ophthalmologic conditions beyond anti-VEGFs. Looking ahead, a key priority of 2022 will be to advance our Phase 2 proof-of-concept studies, and we are well positioned to deliver on exciting key milestones across our innovative ophthalmology clinical programs this year.”

Upcoming Milestones

•	UBX1325 12-week safety and efficacy data from the Phase 2a DME study (UBX1325-02 Study) by mid-year 2022, as well as 24-week safety and efficacy data from that study before year-end 2022
•	UBX1325 16-week safety and efficacy data from the Phase 2 wet AMD study (UBX1325-03 Study) before year-end 2022
•	Tie2/VEGF bispecific preclinical data to support selection of advanced candidate by mid-year 2022

Fourth Quarter and Full Year Financial Results

Cash, cash equivalents and marketable securities totaled $90.1 million as of December 31, 2021 compared with $115.6 million as of December 31, 2020. UNITY believes that current cash, cash equivalents and marketable securities are sufficient to fund operations into the first quarter of 2023.

Operating loss for the twelve months ended December 31, 2021 was $56.7 million compared to $93.9 million for the twelve months ended December 31, 2020. Cash used in operations during the year ended December 31, 2021 was $45.1 million compared to $78.3 million for the twelve months ended December 31, 2020. Total operating loss for the fourth quarter of 2021 was $9.9 million compared to $18.8 million for the fourth quarter of 2020. Cash used in operations during the fourth quarter of 2021 was $5.0 million compared to $16.7 million for the fourth quarter of 2020.

Research and development expenses decreased by $28.9 million, to $38.4 million for the year ended December 31, 2021 from $67.3 million for the year ended December 31, 2020. The decrease was primarily due to decreases of $11.9 million in direct research and development expenses mainly due to termination of osteoarthritis studies and decreased safety studies, $10.2 million in personnel costs due to reduction in force, $3.8 million in facilities-related costs primarily due to allocation to general and administrative expenses of net expenses on Brisbane and East Grand facilities which have been subleased, $2.5 million in laboratory supplies and $0.5 million in consultant expenses. Research and development expenses decreased by $3.5 million, to $9.6 million for the fourth quarter of 2021 from $13.1 million for the fourth quarter of 2020. The decrease was due to decreases of $1.4 million in direct research and development expenses primarily due to a $1.2 million noncash stock-based milestone payment, $0.9 million in personnel-related costs driven by the reduction-in-force during the fourth quarter of 2021, and $0.9 million in facilities-related costs and $0.3 million in laboratory purchases.

General and administrative expenses decreased by $1.0 million, to $23.0 million for the year ended December 31, 2021 from $24.0 million for the year ended December 31, 2020. The decrease was primarily due to decreases of $0.8 million in professional fees, $0.3 million in personnel-related expenses and $0.1 million in facilities-related costs, offset by a $0.2 million increase in insurance-related expense. General and administrative expenses decreased by $0.1 million, to $5.1 million for the fourth quarter of 2021 from $5.2 million for the fourth quarter of 2020. The decrease was primarily due to overall decreases of $0.7 million in professional fees and facilities-related costs, offset by a $0.6 million increase in personnel-related costs.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recent Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 15, 2022, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited)
Licensing revenue - Related Party	$4,784	$—	$4,784	$—
Operating expenses:
Research and development	9,579	13,091	38,393	67,309
General and administrative	5,103	5,222	23,056	24,025
Change in fair value of contingent consideration	—	—	—	(33)
Impairment of long-lived assets	—	470	—	2,629
Total operating expenses	14,682	18,783	61,449	93,930
Loss from operations	(9,898)	(18,783)	(56,665)	(93,930)
Interest income	18	103	100	1,196
Interest expense	(826)	(793)	(3,177)	(1,292)
Other income (expense), net	13	(114)	(983)	182
Net loss	(10,693)	(19,587)	(60,725)	(93,844)
Other comprehensive gain (loss)
Unrealized loss on marketable debt securities	(49)	(61)	(49)	(85)
Comprehensive loss	$(10,742)	$(19,648)	$(60,774)	$(93,929)
Net loss per share, basic and diluted	$(0.18)	$(0.37)	$(1.09)	$(1.84)
Weighted-average number of shares used in computing net loss per share, basic and diluted	58,751,787	53,222,957	55,815,873	50,864,889

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	December 31,	December 31,
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$32,905	$17,807
Short-term marketable securities	55,170	79,892
Prepaid expenses and other current assets	1,879	3,167
Restricted cash	550	—
Total current assets	90,504	100,866
Property and equipment, net	9,942	12,627
Operating lease right-of-use assets	21,286	23,509
Long-term marketable securities	1,993	17,871
Restricted cash	896	1,446
Other long-term assets	91	—
Total assets	$124,712	$156,319
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,985	$2,558
Accrued compensation	4,028	5,355
Accrued and other current liabilities	6,370	6,550
Deferred revenue	216	—
Derivative liability related to debt	963	—
Current portion of long-term debt	3,055	—
Total current liabilities	16,617	14,463
Operating lease liability, net of current portion	30,094	34,468
Long-term debt, net	18,409	24,508
Other long-term liabilities	23	—
Total liabilities	65,143	73,439
Commitments and contingencies
Stockholders’ equity:
Common stock	6	5
Additional paid-in capital	459,631	422,379
Related party promissory notes for purchase of common stock	—	(210)
Accumulated other comprehensive gain	(44)	5
Accumulated deficit	(400,024)	(339,299)
Total stockholders’ equity	59,569	82,880
Total liabilities and stockholders’ equity	$124,712	$156,319

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